UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006
OMEGA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13599	25-1420888

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
366 Walker Drive
State College, PA 16801

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (814) 231-7680
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement
     At the Annual Meeting of Shareholders (the “Annual Meeting”) of Omega Financial Corporation (“Omega”) held on April 24, 2006, shareholders approved Omega’s 2006 Equity Incentive Plan (the “Plan”). See Exhibit 10.1 to this Current Report on Form 8-K. The Plan was approved by the board of directors of Omega in March 2006, subject to shareholder approval.
     The purposes of the Plan are to (i) promote the long-term retention of employees of Omega and its subsidiaries (collectively, the “Company”), directors of the Company and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of Omega’s shareholders. In accordance with the provisions of the Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards, for shares of Omega common stock, par value $5.00 per share (“Common Stock”), or combinations thereof (collectively, “Awards”) can be granted to participants in the Plan.
     As of April 24, 2006, no additional grants could be made under Omega’s 1996 Employee Stock Option Plan and 2004 Stock Option Plan for Non-Employee Directors (collectively, the “Old Plans”). Outstanding grants under the Old Plans continue to be governed by their terms under the Old Plans.
     The Compensation Committee has full and exclusive power to administer and interpret the Plan, grant awards and adopt administrative rules, regulations, procedures and guidelines governing the Plan and the Awards.
     The aggregate number of shares of Common Stock for which Awards may be granted under the Plan is 500,000 shares of Common Stock; provided, however, that such authorized share reserve will be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to option grants outstanding under the Old Plans as of April 24, 2006 that, but for the termination and/or suspension of the Old Plans, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such options. As of April 24, 2006, options to purchase 541,738 shares of Common Stock were outstanding under the Old Plans.
     The foregoing brief summary of the Plan is qualified in its entirety by reference to the Plan.
     For information concerning the election of directors and the approval of the proposal to amend Omega’s Amended and Restated Bylaws, as amended (the “Bylaws”), at the Annual Meeting, see “Item 7.01 Regulation FD Disclosure” below.

Item 2.02 Results of Operations and Financial Condition
     On April 24, 2006, Omega issued a press release reporting financial results for the first quarter of fiscal year 2006. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference.
Item 7.01 Regulation FD Disclosure
     At the Annual Meeting, shareholders elected Jodi L. Green, Donita R. Koval, David B. Lee and Dennis J. Van Benthuysen as directors of Omega to serve for a term of three years. At the Annual Meeting, shareholders also approved the proposal to amend Omega’s Bylaws to provide that shareholder proposals that have not been approved by the board of directors will require for approval the affirmative vote of a majority of the outstanding shares. Omega’s Bylaws, as amended at the Annual Meeting, are attached hereto as Exhibit 10.2.
Item 8.01 Other Events
Description of Capital Stock
General
     Omega’s authorized capital stock consists of twenty-five million (25,000,000) shares of Common Stock, par value $5.00 per share, and five million (5,000,000) shares of preferred stock, par value $5.00 per share. The preferred stock of Omega may be issued in one or more series, each with such terms, for such consideration and at such times as Omega’s board of directors determines. As of April 24, 2006, no shares of Omega’s preferred stock were outstanding. As of April 24, 2006, 12,594,887 shares of Common Stock were outstanding.
     The following summary of the terms of the capital stock of Omega is not intended to be complete and is subject in all respects to the applicable provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the “BCL”) and is qualified by reference to Omega’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Bylaws.
Common Stock
     The outstanding shares of Common Stock are fully paid and nonassessable. Except for certain restrictions (summarized below) on the right to cast more than 10% of the total votes, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions. No shareholder of Omega may own more than 10% of the issued and outstanding Common Stock unless specifically approved by the board of directors.
     Subject to the preferential rights of any other shares or series of capital stock, holders of shares of Common Stock are entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Omega board of directors out of funds legally available for dividends and to share ratably in the assets of Omega legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Omega.
     Unless a larger vote is required by law, the Articles of Incorporation or Bylaws, when a quorum is present at a meeting of shareholders, a majority of the votes properly cast upon any proposal (other than the election of directors) will constitute an approval of such proposal. A director is elected when a plurality of the votes is properly cast for the election for such person.
     All shares of Common Stock have equal rights, including dividend, distribution and liquidation rights. Shares of Common Stock do not have any preference, appraisal or exchange rights.
Preferred Stock
     Omega’s board of directors is authorized, without further vote or action by the shareholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions of the series, in each case, if any, as the BCL permits. Because the board of directors has the power to establish the preferences and rights of each series of preferred stock, it may afford the shareholders of any series of preferred stock preferences, powers and rights, voting, or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a change of control of Omega.
Registrar and Transfer Agent
     Omega’s registrar and transfer agent is Registrar and Transfer Company, Cranford, New Jersey.
Anti-Takeover Provisions
     The Articles of Incorporation prohibit a shareholder or group of shareholders from holding more than 10% of the issued and outstanding Common Stock or other voting securities of Omega without approval from Omega’s board of directors. If a shareholder holds more than 10% of such securities, the board of directors may take appropriate action, including terminating all voting rights attributable to such securities, forcing the divestiture of those securities that are in excess of the 10% limit and seeking injunctive relief.
     The Bylaws provide that special meetings of shareholders may be called at any time by the board of directors, the chairman of the board, the president or by the shareholders entitled to cast at least 1/3 of the vote which all shareholders are entitled to cast at the particular meeting.
     Pursuant to the Articles of Incorporation, any amendment to the Articles of Incorporation or the Bylaws, which is proposed by shareholders and which has not previously received the approval of the board of directors, will require for adoption the affirmative vote of the holders of at least 75% of the votes which all shareholders are entitled to cast thereon, in addition to any other approval required by law, the Articles of Incorporation, the Bylaws, or otherwise.

     Under the Bylaws, the board of directors is divided into three classes as nearly equal in number as possible. The Articles of Incorporation provide that a class of the board of directors or any individual director, except as otherwise provided by the applicable provisions of the BCL, may be removed from office only for cause, as defined in the Articles of Incorporation, and only with the vote of the shareholders entitled to cast at least 75%, or such higher percentage as may be required by law, of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors.
     The foregoing provisions may discourage a person or entity from attempting to acquire control of Omega.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Omega Financial Corporation 2006 Equity Incentive Plan.

10.2	Amended and Restated Bylaws of Omega Financial Corporation, as amended.

99.1	Earnings Press Release dated April 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2006

Omega Financial Corporation

By:	/s/ Daniel L. Warfel

	Name:	Daniel L. Warfel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omega Financial Corporation 2006 Equity Incentive Plan.

10.2	Amended and Restated Bylaws of Omega Financial Corporation, as amended.

99.1	Earnings Press Release dated April 24, 2006